Exhibit 31

CERTIFICATION PURSUANT TO RULES 13a-14(a) AND 15d-14(a),

AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Michael A. Arends, certify that:

1.	I have reviewed this Amendment to the Annual Report on Form 10-K of Marchex, Inc. for the fiscal year ended December 31, 2021; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 29, 2022

/S/ MICHAEL A. ARENDS
Michael A. Arends Co-CEO (Principal Executive Officer for SEC reporting purposes, Principal Financial Officer and Principal Accounting Officer)